Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of County Bancorp, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, David D. Kohlmeyer, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David D. Kohlmeyer
David D. Kohlmeyer
Interim Chief Financial Officer

March 23, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to County Bancorp, Inc. and will be retained by County Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.